Exhibit 21

                                          SUBSIDIARIES OF THE COMPANY


                                                                  State/Jurisdiction     Direct
                                                                  Incorporation          Stock
                                                                  of Ownership

          West Pharmaceutical Services, Inc.                      Pennsylvania           Parent Co.
               The West Company of Michigan, Inc.                 Michigan               100.0
              West Pharmaceutical Services Lakewood, Inc.         Delaware               100.0
                Paco Packaging, Inc.                              Delaware               100.0
                Paco Technologies, Inc.                           Delaware               100.0
                Paco Laboratories, Inc.                           Delaware               100.0
                Charter Laboratories, Inc.                        Delaware               100.0
                West Pharmaceutical Services Canovanas, Inc.      Delaware               100.0
               Citation Plastics Co.                              New Jersey             100.0
                 West Pharmaceutical Services Vega Alta, Inc.     Delaware               100.0
               West Pharmaceutical Services of Florida, Inc.      Florida                100.0
               Senetics, Inc.                                     Colorado               100.0
               West International Sales Corporation               U.S. Virgin Islands    100.0
               West Pharmaceutical Services of Delaware, Inc.     Delaware               100.0
                West Pharmaceutical Services Colombia S.A.        Colombia                52.1   (1)
                The West Company Holding GmbH                     Germany                100.0
                  The West Company (Custom &
                  Specialty Services) GmbH                        Germany                100.0
                      The West Company Danmark A/S                Denmark                100.0
                      The West Company Italia S.R.L.              Italy                   95.0   (3)
                      West Pharmaceutical Services France S.A.    France                 99.99   (4)
                  The West Company Verwaltungs GmbH               Germany                100.0
                 The West Company Deutschland GmbH & Co KG        Germany                100.0
                    The West Company Hispania S.A.                Spain                  27.4    (5)
                    Pharma-Gummi Beograd                          Yugoslavia             84.7    (2)
                The West Company (Mauritius) Ltd.                 Mauritius              100.0
                  The West Company (India) Private Ltd.           India                  100.0


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           West Pharmaceutical Services Group Limited             England                100.0
              West Pharmaceutical Services Drug Delivery
             & Clinical Research Centre Ltd.                      England                100.0
               West Pharmaceutical Services Cornwall Ltd.         England                100.0
             Plasmec PLC                                          England                100.0
                 West Pharmaceutical Services Lewes Ltd.          England                100.0
           The West Company Argentina S.A.                        Argentina              100.0
             West Pharmaceutical Services Brasil Ltda.            Brasil                 100.0
             The West Company Venezuela C.A.                      Venezuela              100.0
             The West Company Singapore Pty. Ltd.                 Singapore              100.0
             West Pharmaceutical Services Australia Pty. Ltd.     Australia              100.0
             West Company Korea Ltd.                              Korea                  100.0



          (1)  In addition, 46.16 % is owned directly by West
               Pharmaceutical Services, Inc.; 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
          (2)  Affiliated company accounted for on the cost basis.
          (3)  In addition, 5 % is owned directly by West Pharmaceutical
               Services, Inc.;
          (4)  In addition, .01% is owned directly by 9
               Individual Shareholders.
          (5)  In addition, 54.7% is owned directly by West Pharmaceutical
               Services, Inc.; 17.9% is owned by one shareholder.
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